Exhibit 5.1

200 Bay Street, South Tower Suite 2800 Toronto, ON 647 499 2828 mintz.com

December 19, 2025

Profound Medical Corp.

2400 Skymark Avenue, Unit 6

Mississauga, Ontario

L4W 5K5, Canada

Dear Mesdames/Sirs:

Re:	Profound Medical Corp. – Offering of Common Shares

We have acted as Canadian counsel to Profound Medical Corp. (the “Corporation”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated December 19, 2025 (the “Prospectus Supplement”), to a Registration Statement (File No. 333- 291516) on Form S-3 (the “Registration Statement”), filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale (the “Offering”) of an aggregate of 5,142,870 common shares (“Common Shares”) in the capital of the Corporation (the “Offered Shares”), pursuant to the Securities Purchase Agreement, dated December 19, 2025 among the Corporation and the purchasers named therein (the “Purchase Agreement”). The form of Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

We have examined such documents and have considered such questions of law as we have considered relevant and necessary as a basis for the opinions hereinafter set forth. In each such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified, notarial or true copies or facsimiles.

We have also assumed, for the purposes of the opinions expressed herein, that all agreements and other documents have been duly authorized, executed and delivered by all of the parties thereto other than the Corporation and that such agreements and other documents constitute legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms.

Whenever our opinion refers to securities of the Corporation whether issued or to be issued, as being “fully paid and non-assessable”, no opinion is expressed as to the adequacy of any consideration received by the Corporation therefor.

We advise you that we are members of the Law Society of Ontario. We do not hold ourselves out as experts in, or purport to render any opinion under, the laws of any jurisdiction other than the laws in the province of Ontario (the “Province”), including the federal laws of Canada applicable therein, as they exist at the date hereof. Our opinion herein is restricted to the laws of the Province and the federal laws of Canada applicable therein.

Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that the Offered Shares sold pursuant to the Offering have been duly and validly created and authorized and, upon receipt of payment for the Offered Shares in accordance with the terms of the Purchase Agreement, will be issued and outstanding as fully paid and non-assessable Common Shares.

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MINTZ December 19, 2025 Page 2

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is given as at the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or in fact which may come to our attention after the date hereof.

Yours truly,

/s/ Mintz LLP

Mintz LLP

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